POWER OF ATTORNEY

FORMS 3, 4 AND 5

I, Katherine Hargrove Ramundo, an officer of Colgate-Palmolive Company
(the "Company"), do hereby appoint Andrew D. Hendry, Nina Huffman,
Joyce McCarthy, Kristine Hutchinson and J.Thomas Yust, severally, as my true and lawful attorneys with the power to execute and file on my behalf and in my place and stead,as I myself could do if I were personally present,any Form 3, 4 or 5, and any, or all, amendments thereto, to be filed by me pursuant to Section 16(a) of the Securities Exchange Act of 1934 in connection with my ownership, either directly or indirectly, or any change therein, of securities of the Company.

This Power of Attorney shall remain in force and effect for as long as I continue to be an officer of the Company or until earlier revoked by me in writing and shall not otherwise be affected by my subsequent disability or incompetence.

In witness whereof, I have signed this instrument on January 20, 2011.



Signature:  /s/ Katherine Hargrove Ramundo
Print Name:   Katherine Hargrove Ramundo